AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

EXHIBIT 99.2

AMERICAN POWER GROUP CORP

Moderator: Chuck Coppa
May 16, 2016
9:00 am CT

Operator: Good morning, ladies and gentlemen and welcome to the American Power Group Second Quarter Results conference call. Today’s conference is being recorded. I would now like to turn the conference over to Chuck Coppa, Chief Financial Officer. Please go ahead, sir.

Chuck Coppa: Good morning everyone and thank you for taking the time to listen to Lyle and I today on our Q2 results. First, I’d like to read the Safe Harbor announcement.

With the exception of the historical information described today in this call, the matters described herein today contain forward-looking statements and opinions, including but not limited to, statements relating to new markets, development, introduction of new products and financial and operating projections.

These forward-looking statements and opinions are neither promises, nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and the performance that may differ materially from other such forward-looking statements and opinions.

Listeners are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

I’ll now turn it over to Lyle.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

Lyle Jensen: Okay, thanks Chuck. Good morning everyone and thank you for participating in this morning’s investor conference call. Our call is being held in concert with today’s disclosure of our fiscal 2016 second quarter results ending March 31, 2016.

For those who have not seen the release it was distributed to all wire services and can be found on the internet and APG’s web site (www.americanpowergroupinc.com).

The March quarter appears to indicate the potential bottom of the current oil crisis when sub $35 per barrel oil prices and sub $2 per gallon diesel prices put great financial stress on virtually everyone associated with the oil and gas sector and the alternative natural gas energy markets.

However, in the past 90 days, we have begun to see signs of recovery and the trend lines are good for American Power Group on several fronts. After Chuck covers our financial highlights for the quarter, we’ll discuss those trends and talk about the additional APG momentum builders that have been integrated into our business model to help accelerate our recovery from the economic impact of the oil crisis.

I’ll turn it back over to you, Chuck.

Chuck Coppa: Thanks Lyle. First, I’d like to note that all items presented at last week’s Annual Shareholders’ meeting were approved by our shareholders.

Our quarterly press releases tend to be very detailed oriented so I won’t go into details now and hold for any questions during the Q&A portion of our call. . But with that said, I would like to note that we are currently working on several initiates which we believe will positively impact several areas of our business as well as our financial position.

As a result, we’ll be taking advantage of the SEC allowed five day extension to file our March 10Q in order to provide the market with a better and more accurate picture of where we’re today and going forward. The 10-Q will be filed on or before next Monday.

With that, I’ll turn it over to Lyle.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

Lyle Jensen: Okay, thanks Chuck. We’re going to spend this morning talking about some of the activities and the events that have taken place over the past 90 days which we believe are significant and appear to mark the end of the decline and the beginning of a recovery period for our APG business model and the markets that we serve.

Let’s go through some of the highlights. First, WTI oil prices reached a low of $26 a barrel back in mid-February and have since increased 77% thru mid-May and had been holding. In fact, when I checked this morning, it was over $47, up another 2%.

This price recovery helps on many fronts. With oil in the $45 to $50 per barrel price range many of our customers have said their drilled but uncompleted wells are forecast to be finished which would increase the number of remote well sites that can become new opportunities for APG Trident NGL Services.

Next, diesel prices reached a low of $1.98 a gallon in mid-February and have since increased 10 of the last 11 weeks by 15% or 30 cents a gallon. At last week’s average of $2.28 per gallon, we are once again beginning to create a positive price spread between diesel and CNG, which is good for APG since many fleets had taken a “wait and see” approach to natural gas until they started to see a price spread again.

One of the more significant positive pricing trends is with the natural gas liquids (“NGLs”) which are produced and sold through our Trident flare capture business. The market prices for NGLs have increased 150% since their low in early February due to improved oil prices and the growing demand for propane, butane and natural gas which are components of the NGLs we sell.

This improvement in end market pricing coupled with the more stringent flare regulations that are going into effect this year are the driving forces behind why we expect to put our systems back to work this summer.

Additionally, during the past 90 days, we’ve made significant strides in broadening our marketing efforts by adding new vehicular authorized dealers and certified installers throughout the United States.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

These dealers are also selling dedicated natural gas trucks and have made significant investments in natural gas maintenance facilities, which is key to servicing our natural gas customers. New coverage in Texas, Colorado, Oklahoma, Oregon, Washington, British Columbia and Quebec have generated the highest number of new customer quotes in over a year.

During the past 90 days, we have seen strong dual fuel glider orders with close to $700,000 shipped or in backlog for delivery in the June quarter. Our largest dual fuel glider customer is now approaching 100 APG conversions in his fleet.

In April, APG was notified by the California Air Resources Board (“CARB”) of our second successful engine CARB approval. It was the Cummins ISX SCR engine which is one of the most popular engines on the road today. It was our first approval after CARB expanded the qualifying requirements due to the Volkswagen emission situation.

We also have a Detroit Diesel SCR engine in the CARB certification process and expect to hear back soon. With the Volvo and the Cummins engine now approved, we will launch our initial marketing campaign in the state of California during June.

APG’s dual fuel technology is being viewed as one of the most viable, cost effective, proven solutions to help address California’s serious air quality challenges. We’re also making progress on APG’s proposed next generation low NOx design that will accelerate NOx reduction by years and help meet many of California’s air quality goals.

In California, there’s been a major expansion in the use of renewable natural gas which is the recoverable methane from landfills, from agriculture and water treatment plants. Given our system is agnostic to the natural gas source, we believe our dual fuel solution can positively impact the consumption of renewable natural gas in California.

Also, during May, we had our second visit to the mines in Mexico and have completed defining the dual fuel requirements for converting mining gen sets in the big mine haul trucks. We have multiple mining inquiries from Canada, Mexico and South America from some of the largest mining companies in the world.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

Our initial assessment right now is the mining opportunity could grow to be a $50 million to $75 million addressable market, which could easily replace and exceed the historical revenue that came from the oil and gas industry.

Finally in the past 30 days, the status of our Trident flare capture and recovery business in the Bakkens has moved from the discussion phase to signed non-disclosure agreements and we’re beginning to review and negotiate master service agreements with several of the major E&P companies in the Bakkens.

Based on these discussions, we expect to be back in production with our processing units in the July, August, September quarter.

In regards to the March quarter, our fiscal Q2 revenue was 28% higher than the same period a year ago and 23% higher than the prior quarter. As we work through our different revenue forecast scenarios, we believe we could reach reoccurring positive EBITDA before the end of calendar 2016. And as we’ve stated in the past, reaching reoccurring positive EBITDA is one of our primary goals in 2016.

With all these encouraging signs in the short term, our strategic investors and directors continue to look at the much larger and longer term scalable markets that are going to dictate the rules of engagement. The impact of tightening air quality regulations is already beginning to redefine how we will do business in the future.

Let me give you two or three examples. The fleet owners today that say they can’t afford to convert their fleets in California to alternative clean fuels are going to find out that California regulations will no longer allow them to even do business in the state if they don’t control their NOx emissions on their fleets.

These regulations are already on the books and will be fully enforced before 2023. We are out there today letting both regulators as well as fleet operators that we can help them now with a proven, cost effective solution.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

Secondly, a fleet owner in the United States that says he can’t afford to convert their fleet to cleaner alternative fuel may find they’re going to lose market share because their end customers will only do business in the future with fleets that meet the customer’s sustainability objectives. We’ve seen this with FEDEX Ground, Walmart and several other large companies.

This pressure for companies to become more sustainable is the result of public perception that good health is directly related to air quality. EPA just came out with a report that says 46% of the United States population lives in areas with poor air quality conditions.

This is causing an increase at the state level for additional monitoring, penalties and more importantly incentives to try to improve on the air quality for their constituents.

Our dual fuel solution has shown proven emission reductions of 30% to 50% over diesel fuel and is becoming eligible every month for additional grants and emission reduction grant programs and incentives which bring the initial cost of conversion lower and positively impacts the ROI.

A group of scientists in Europe reported last month the results of a research project on a mountaintop where they detected an increase in global ethane levels and were able to track back to the Bakkens where they recorded 250,000 tons of ethane are being flared every year.

North Dakota is now starting to use infrared cameras to detect air quality infractions and impose penalties. In my opinion, we are perfectly positioned with our flare capture and recovery process to help reduce the total flares not only in the Bakken, but across the oil and gas industry on a global level.

Finally, last week, the EPA formally instituted new regulations on reducing flared methane on all new well sites and are writing regulations to do the same on all existing well sites.

Canada also has announced that they’re in the process of writing similar regulations. The World Bank estimates that about 4.9 trillion cubic feet of the world’s oil and gas production is being flared off by the oil and gas industry every single year.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

We have designed our next generation flare unit to have the capability to capture this methane and convert it to natural gas that can be used by our dual fuel solution, dedicated natural gas engines as well as potentially to sell into the natural gas pipeline. We expect this unit could be in the field sometime in the first half of calendar 2017 or sooner based on market conditions.

From the perspective of our strategic investors, the true long-term value of APG is being driven by these new set of rules, where the regulations will be driving business to APG because our products and services can help them meet their respective emission reduction objectives.

I believe this is why APG’s business model continues to be funded during this transition phase with a much bigger value proposition in mind, and in my opinion it’s a great time to be an APG shareholder. With that, I’ll turn it over and we’ll start our Q&A period.

Operator: Thank you. If you would like to ask a question, please press star 1 on your telephone keypad. If you are using a speakerphone please make sure your mute function is turned off to allow your signal to reach our equipment.

Again, if you would like to ask a question, please press star 1. We’ll pause just a moment. And once again, if you would like to ask a question, please press star 1. And we’ll go first to Mitch Landgraf, a private investor.

Mitch Landgraf: Good morning gentlemen.

Lyle Jensen: Good morning.

Mitch Landgraf: Thanks for the call and the detailed information. I don’t think I’m too overly rosy when I say that any investor looking closely at the world we live in today wouldn’t see an incredibly positive risk reward ratio of getting into APGI or staying in APGI at this point.

I congratulate you on all the irons you have in the fire and see great potential from what you are working on. I have one question in regards to your flare capture business. Can you provide us with any sense of when you’d be in a position to announce an actual signed agreement with an E&P for deploying your systems?

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

And do you see any possibility any of those bigger customers being willing to make those announcements with their name attached to it or are they still preferring to maintain a low profile?

Lyle Jensen: We’re definitely getting close and could be in production during the July/August time period with the announcements preceding us actually going into production. As it relates to public disclosure of our partners, we always try to get some PR cooperation but they tend to like to keep a low profile.

Mitch Landgraf: Great, thank you. A final question in regards the company resources. I admire the way the company has tightened its belt during this time of the low oil prices and really believe you guys truly are the sole survivor in regards to scalable dual fuel solutions.

With environmental regulations and rising oil prices positively impacting the APG business model, my question is do we have the resources in place to grow organically or will you have to seek out a partner?

Lyle Jensen: I look at it as a multiple phase, multiple source situation.

I believe that we have the support of our strategic investors to get through this initial transition phase as we grow the business. Our ability to reach our goal of recurring positive EBITDA is critical because if you have recurring positive EBITDA then all of a sudden, bank lines of credit for receivables and inventory growth become available, bank lines of credit for new equipment or leasing become available. So we know what we have to do.

Mitch Landgraf: All right. Great, thank you so much for the answers.

Operator: And as a final reminder that is star 1 for questions. We’ll pause again for just a moment. And at this time, we have no further questions. I’ll turn the conference back over to Lyle Jensen.

Lyle Jensen: Okay. Well, yes, thanks again for the shareholders that attended our annual meeting last Friday and for those that called in today and we look forward to providing to you updates on our next quarterly review. Thank you.

AMERICAN POWER GROUP CORP
Moderator: Chuck Coppa
05-16-16/9:00 am CT
Confirmation # 9451133

Operator: And that does conclude today’s conference. Again, thank you for your participation.

END